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EXHIBIT 99.1

Registered Office:
4700 de la Savane, Suite 101
Montréal, Québec H4P 1T7

NOTICE OF ANNUAL AND SPECIAL MEETING OF OPTIMAL SHAREHOLDERS

To the shareholders of Optimal Robotics Corp. ("Optimal"):

        NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the "Optimal Meeting") of Optimal will be held at 11:00 a.m. (Eastern Time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. The purpose of the Optimal Meeting is to:

  1.
  consider and, if deemed advisable, to pass an ordinary resolution (the "Optimal Combination Resolution") approving the issuance of up to approximately 9,059,589 Class "A" shares of Optimal, pursuant to the combination agreement between Terra Payments Inc. and Optimal (the "Combination Agreement"), all as more particularly described in the accompanying joint management information circular and proxy statement (the "Joint Proxy Statement");

  2.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Optimal U-Scan Sale Resolution") approving the sale of the assets of Optimal and its affiliates relating to its U-Scan self-checkout business pursuant to the asset purchase agreement (the "U-Scan Purchase Agreement") dated March 4, 2004 between Optimal, Optimal Robotics Inc., Optimal Robotics Plc., NCR Corporation, NCR Canada Ltd. and NCR Limited (UK) (the "U-Scan Sale"), all as more particularly described in the Joint Proxy Statement;

  3.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Name Resolution") authorizing Optimal to change its corporate name to Optimal Group Inc. or any variation thereof;

  4.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Directors Resolution") authorizing the amendment of the articles of continuance of Optimal to increase the maximum number of Optimal directors from nine (9) to thirteen (13);

  5.
  elect three (3) directors;

  6.
  re-appoint KPMG LLP, chartered accountants as the independent auditors of Optimal and to authorize the Audit Committee of the board of directors of Optimal to fix their remuneration; and

  7.
  transact such other business as may properly come before the Optimal Meeting or any postponement or adjournment thereof.

        Detailed summaries of the Combination Agreement, the U-Scan Purchase Agreement and the transactions contemplated thereby are included in the Joint Proxy Statement that accompanies this Notice of Meeting. The Joint Proxy Statement provides additional information relating to the matters to be dealt with at the Optimal Meeting and is incorporated into and forms part of this Notice of Meeting. Among other things, the Joint Proxy Statement sets forth the shareholder approvals required in connection with the Combination Agreement and the U-Scan Purchase Agreement. The full text of the Optimal U-Scan Sale Resolution, the Name Resolution and the Directors Resolution are set forth in Annexes A, B and C, respectively, to the Joint Proxy Statement.

        The Amalgamation and the U-Scan Sale are distinct and unrelated matters. If the Amalgamation is approved by the shareholders of Terra and Optimal and the U-Scan Sale is not approved by the shareholders of Optimal, the Amalgamation will be completed and the U-Scan Sale will not, and vice versa.

        The board of directors of Optimal has fixed the close of business on March 5, 2004, as the record date for the determination of shareholders entitled to vote at the Optimal Meeting and to receive notice thereof.

        Only shareholders of record at the close of business on March 5, 2004 are entitled to notice of and to vote at the Optimal Meeting and any adjournment or postponement thereof.

        Pursuant to Section 190 of the Canada Business Corporation Act, registered Class "A" shareholders have the right to dissent in respect of the U-Scan Sale. If the U-Scan Sale becomes effective, a dissenting Class "A" shareholder will be entitled to be paid the judicially determined fair value of the Class "A" shares held by such shareholder provided that Optimal or the chairman of the Optimal Meeting shall have received from such dissenting Class "A" shareholder, no later than 24 hours before the Optimal Meeting, a written objection to the resolution in respect of the U-Scan Sale and the dissenting Class "A" shareholder shall have otherwise complied with the provisions of Section 190 of the Canada Business Corporations Act. The dissent right is described in the accompanying Joint Proxy Statement, and the full text of Section 190 of the Canada Business Corporations Act is attached as Annex G to the Joint Proxy Statement. Failure to strictly comply with the requirements set forth in Section 190 of the Canada Business Corporations Act may result in the loss of any right of dissent. Persons who are beneficial owners of Class "A" shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, if you are such a beneficial owner of Class "A" shares desiring to exercise your right of dissent, you must make arrangements for the Class "A" shares beneficially owned by you to be registered in your name prior to the time the written objection to the resolution in respect of the U-Scan Sale is required to be received by Optimal or, alternatively, make arrangements for the registered holder of your Class "A" shares to dissent on your behalf.

        Shareholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed form of proxy promptly in the envelope provided or by facsmile to Optimal's transfer agent, Computershare Trust Company of Canada, Attention: Proxy Tabulation Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: (416) 263-9524 or 1-866-249-7775, as instructed on the form of proxy. To be effective, proxies must be received by Computershare, not later than 5:00 p.m. (Eastern time) on April 2, 2004, or, if the Optimal Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Optimal Meeting, or any further adjournment or postponement thereof.

DATED at Montréal, this 5th day of March, 2004.
By ORDER of the Board of Directors
Leon P. Garfinkle Senior Vice-President, General Counsel and Secretary

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NOTICE OF ANNUAL AND SPECIAL MEETING OF OPTIMAL SHAREHOLDERS